Exhibit 99.2

Central Market
FOOD FOR EVERY WINE
WINE FOR EVERY FOOD

CHAPEL HILL SHOPPING CENTER
MSA: Dallas / Ft. Worth, TX

WILLIAMS SONOMA
CALIFORNIA
1001
FLOWER CHILD
NO PARKING
FIRE

DICK'S
SPORTING GOODS

HOLLY SPRINGS TOWNE CENTER
MSA: Raleigh, NC

RAMPART COMMONS
MSA: Las Vegas, NV

Harris Teeter
Neighborhood Food & Pharmacy

DOWNTOWN CROWN
MSA: Washington, D.C. / Baltimore

KITE

QUARTERLY FINANCIAL SUPPLEMENT

Q1 2022

KRG
LISTED
NYSE

kiterealty.com

Kite Realty Group Trust
Quarterly Financial Supplement as of March 31, 2022
T A B L E O F C O N T E N T S

Kite Realty Group Trust | 30 South Meridian Street, Suite 1100 | Indianapolis, Indiana 46204 | 888.577.5600 | www.kiterealty.com

PRESS RELEASE
Contact Information: Kite Realty Group Trust
Jason Colton
SVP, Capital Markets & Investor Relations
317.713.2762
jcolton@kiterealty.com
Kite Realty Group Trust Reports First Quarter 2022 Operating Results
Raises 2022 guidance
Leased over 1 million square feet at 16.1% comparable blended cash leasing spreads
Acquired $66 million of high-quality Sun Belt assets
Share repurchase program upsized to $300 million from $150 million
Indianapolis, Indiana, April 28, 2022 – Kite Realty Group Trust (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets, reported today its operating results for the first quarter ended March 31, 2022.
“KRG had an exceptional first quarter of 2022 and our team is executing on all fronts,” said John A. Kite, Chairman and CEO. “KRG continues to capitalize on robust demand for open-air retail shopping destinations, as evidenced by our sustained leasing volume and over 16% cash leasing spreads. Based on the first quarter’s outperformance and our improved outlook for the balance of 2022, we are increasing our FFO, as adjusted guidance by $0.05 per share at the midpoint and increasing same-property NOI growth by 75 basis points at the midpoint. KRG’s results continue to validate our ability to scale KRG’s operating platform across our high-quality portfolio of open-air shopping destinations to drive long-term value creation.”
First Quarter 2022 Financial Results
▪Net loss attributable to common shareholders of $16.8 million, or $0.08 per diluted share, compared to net income of $24.6 million, or $0.29 per diluted share, for the quarters ended March 31, 2022 and 2021, respectively.
▪Generated NAREIT Funds From Operations of the Operating Partnership (FFO) of $101.7 million, or $0.46 per diluted share.
▪Generated FFO, as adjusted, of the Operating Partnership of $101.5 million, or $0.46 per diluted share, which is a 35% per share increase over the comparable period in 2021.
▪Excludes a positive impact of $1.1 million of prior period collection impact related to the recovery of cash and non-cash bad debt and accounts receivable in 2022.
▪Excludes the impact of $0.9 million of merger and acquisition costs.
▪Same Property Net Operating Income (NOI) increased by 5.9% (including legacy RPAI properties).
First Quarter 2022 Portfolio Operations
▪Executed 182 new and renewal leases representing approximately 1.1 million square feet.
▪Cash leasing spreads of 58.7% on 26 comparable new leases, 8.9% on 79 comparable renewals, and 16.1% on a blended basis.
▪Operating retail portfolio annualized base rent (ABR) per square foot of $19.57 at March 31, 2022, a 5.6% increase year-over-year.
▪Retail portfolio percent leased of 93.6% at March 31, 2022, a sequential increase of 20 basis points.
▪Portfolio leased-to-occupied spread of 320 basis points, which equates to $37.0 million of signed-not-open NOI.

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First Quarter 2022 Capital Allocation Activity
▪As previously disclosed, sold a portion of Hamilton Crossing Centre (Carmel, IN) and entered into a fee development agreement to build an approximately $200 million mixed-use corporate campus for Republic Airways. In addition to the $6.9 million KRG received for the land, KRG will earn significant development fees and development profits, while contributing no incremental capital.
▪Acquired Pebble Marketplace (Las Vegas, NV), an 85,800 square foot grocery-anchored center, for a purchase price of $44.1 million.
Subsequent Capital Allocation Activity
▪Acquired the Sprouts and Total Wine building at KRG-owned MacArthur Crossing (Dallas / Fort Worth, TX) for a purchase price of $21.9 million.
▪Used the $125.0 million short-term deposit that matured on April 7, 2022 to repay borrowings on the Company’s revolving line of credit.
▪The Company’s Board of Trustees authorized a $150.0 million increase to the size of its existing share repurchase program, authorizing share repurchases up to an aggregate $300.0 million.
Balance Sheet Overview
▪As of March 31, 2022, KRG’s net debt to Adjusted EBITDA was 5.7x.
▪Pro forma for $37.0 million of signed-not-open NOI (represents expected revenue associated with leases that have been executed as of March 31, 2022, but have yet to commence rent payments), net debt to adjusted EBITDA would be 5.4x.
2022 Earnings Guidance
KRG is updating its 2022 guidance for FFO, as adjusted, to $1.74 to $1.80 per diluted share from $1.69 to $1.75 per diluted share, based, in part, on the following key assumptions:
▪Increased same property NOI range to 2.25% to 3.25%, which represents a 75-basis point increase at the midpoint.
▪Decreased bad debt by 25 basis points to 1.25% of total revenues at the midpoint.
▪Any transaction activity is expected to be earnings neutral.
The following table reconciles the Company’s 2022 net income guidance range to the Company’s updated 2022 FFO, as adjusted, guidance range:

	Low	High

Net loss	$(0.30)	$(0.24)
Depreciation and amortization	2.02	2.02
NAREIT FFO	$1.72	$1.78
Non-recurring merger and acquisition costs	0.02	0.02
FFO, as adjusted	$1.74	$1.80
Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Friday, April 29, 2022, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (Conference ID: 9268086). In addition, a webcast replay link will be available on KRG’s website.
About Kite Realty Group Trust
Kite Realty Group Trust (NYSE: KRG) is a real estate investment trust (REIT) headquartered in Indianapolis, IN that is one of the largest publicly traded owners and operators of open-air shopping centers and mixed-use assets. The company’s primarily grocery-anchored portfolio is located in high-growth Sun Belt and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets makes the KRG portfolio an ideal mix for both retailers and consumers. Publicly listed since 2004, KRG has nearly 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of March 31, 2022, the Company owned interests in 181 U.S. open-air shopping centers and mixed-use assets,

ii

comprising approximately 28.8 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | Twitter | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Currently, one of the most significant factors that could cause actual outcomes to differ significantly from our forward-looking statements is the adverse effect of the current pandemic of the novel coronavirus, or COVID-19, including possible resurgences, variants and mutations, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in the Company’s quarterly reports on Form 10-Q as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.
Additional risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: the risks associated with the merger with RPAI, including the integration of the businesses of the combined company, the ability to achieve expected synergies or costs savings and potential disruptions to the Company’s plans and operations; national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including the potential effects of inflation); the risk that our actual NOI for leases that have signed but not yet opened will not be consistent with expected NOI for leases that have signed but not yet opened; financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants; the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenant’s ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; risks related to our current geographical concentration of the Company’s properties in Texas, Florida, New York, Maryland, and North Carolina; civil unrest, acts of terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. Due to high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

iii

Kite Realty Group Trust
Contact Information
Corporate Office
30 South Meridian Street, Suite 1100
Indianapolis, IN 46204
(888) 577-5600
(317) 577-5600
www.kiterealty.com

Investor Relations Contact	Analyst Coverage	Analyst Coverage
Jason Colton	Robert W. Baird & Co.	Green Street Advisors, Inc.
Senior Vice President, Capital Markets and IR	Mr. Wes Golladay	Mr. Vince Tibone
(317) 713-2762	(216) 737-7510	(949) 640-8780
jcolton@kiterealty.com	wgolladay@rwbaird.com	vtibone@greenstreet.com

Matt Hunt	Bank of America/Merrill Lynch	Jefferies LLC
Director, Capital Markets and IR	Mr. Jeffrey Spector/Mr. Craig Schmidt	Ms. Linda Tsai
(317) 713-7646	(646) 855-1363/(646) 855-3640	(212) 778-8011
mhunt@kiterealty.com	jeff.spector@bofa.com	ltsai@jefferies.com
craig.schmidt@bofa.com
Kite Realty Group Trust		KeyBanc Capital Markets
30 South Meridian Street, Suite 1100	Barclays	Mr. Todd Thomas
Indianapolis, IN 46204	Mr. Anthony F. Powell	(917) 368-2286
	(212) 526-8768	tthomas@keybanccm.com
anthony.powell@barclays.com
Transfer Agent
Broadridge Financial Solutions	BTIG	Raymond James
Ms. Kristen Tartaglione	Mr. Michael Gorman	Mr. RJ Milligan
2 Journal Square, 7th Floor	(212) 738-6138	(727) 567-2585
Jersey City, NJ 07306	mgorman@btig.com	rjmilligann@raymondjames.com
(201) 714-8094
	Capital One Securities, Inc.	Piper Sandler
	Mr. Christopher Lucas	Mr. Alexander Goldfarb
Stock Specialist	(571) 633-8151	(212) 466-7937
GTS	christopher.lucas@capitalone.com	alexander.goldfarb@psc.com
545 Madison Avenue
15th Floor	Citigroup Global Markets	Wells Fargo Securities, LLC
New York, NY 10022	Mr. Michael Bilerman	Ms. Tamara Fique
(212) 715-2830	(212) 816-1383	(617) 603-4262/(443) 263-6568
	michael.bilerman@citi.com	tamara.fique@wellsfargo.com

Compass Point Research & Trading, LLC
Mr. Floris van Dijkum
(646) 757-2621
fvandijkum@compasspointllc.com

1st Quarter 2022 Supplemental Financial and Operating Statistics	1

Kite Realty Group Trust
Results Overview
(dollars in thousands, except per share and per square foot amounts)

	Three Months Ended March 31,
Summary Financial Results	2022	2021

Total revenue (page 4)	$194,391	$69,375
Net (loss) income attributable to common shareholders (page 4)	$(16,804)	$24,577
Net (loss) income per diluted share (page 4)	$(0.08)	$0.29
Net operating income (NOI) (page 6)	$139,295	$49,272
Adjusted EBITDA (page 6)	$128,295	$42,430
NAREIT Funds From Operations (FFO) (page 7)	$101,709	$29,987
NAREIT FFO per diluted share (page 7)	$0.46	$0.34
FFO, as adjusted (page 7)	$101,538	$29,778
FFO, as adjusted per diluted share (page 7)	$0.46	$0.34
Dividends declared per share (page 4)	$0.19	$0.15
Dividend payout ratio (as % of NAREIT FFO, as adjusted)	41%	44%

	Three Months Ended
Summary Operating and Financial Ratios	March 31, 2022		December 31, 2021		September 30, 2021		June 30, 2021		March 31, 2021

NOI margin (page 6)	72.7%		71.0%		73.7%		73.4%		72.0%
NOI margin – retail (page 6)	73.1%		71.6%		74.3%		74.0%		72.7%
Same property NOI performance(1) (page 5)	5.9%		7.2%		10.8%		10.1%		(2.9)%
Total property NOI performance (page 5)	182.7%		138.2%		15.2%		11.0%		(1.6)%
Net debt to Adjusted EBITDA, current quarter (page 9)	5.7x		6.0x		6.1x		6.4x		6.5x
Recovery ratio of retail operating properties (page 6)	85.9%		84.7%		89.4%		88.1%		90.6%
Recovery ratio of consolidated portfolio (page 6)	81.3%		79.2%		86.1%		84.1%		87.3%

Outstanding Classes of Stock
Common shares and units outstanding (page 18)	221,559,185		221,327,346		87,004,756		87,002,502		86,967,035

Summary Portfolio Statistics
Number of properties
Operating retail (page 14)	181		180		83		83		83
Office and other components	12		12		4		4		4
Development and redevelopment projects (page 13)	7		8		5		3		3
Owned retail operating gross leasable area (GLA)(2) (page 14)	28.8	M	28.7	M	11.7	M	11.7	M	11.7	M
Owned office GLA (page 14)	1.6	M	1.6	M	0.4	M	0.4	M	0.4	M
Number of multifamily units(3)	1,690		1,690		1,294		1,009		1,009
Percent leased – total	93.5%		93.3%		93.0%		91.7%		90.8%
Percent leased – retail	93.6%		93.4%		92.8%		91.5%		90.5%
Anchor	96.1%		95.9%		94.8%		93.2%		92.0%
Small shop	88.5%		88.3%		88.7%		87.8%		87.5%

Annualized base rent (ABR) per square foot	$19.57		$19.36		$18.54		$18.48		$18.53

Total new and renewal lease GLA (page 16)	1,053,963		927,065		584,820		637,995		426,937
New lease cash rent spread (page 16)	58.7%		27.4%		20.6%		19.7%		25.3%
Renewal lease cash rent spread (page 16)	8.9%		8.3%		10.4%		7.5%		2.0%
Total new and renewal lease cash rent spread (page 16)	16.1%		12.9%		13.4%		9.2%		6.4%

2022 Guidance	Current (as of 4/28/22)	Previous (as of 2/14/22)

NAREIT FFO per diluted share	$1.72 to $1.78	$1.67 to $1.73
FFO, as adjusted per diluted share	$1.74 to $1.80	$1.69 to $1.75

Credit Ratings and Outlook
Moody's Investors Services	Baa3 / Stable
Standard & Poor's Rating Services	BBB- / Stable
Fitch Ratings	BBB / Stable
(1)Same property NOI excludes properties that have not been owned for the full period presented. However, due to the size of the RPAI portfolio acquired in the merger, the legacy RPAI properties have been deemed to qualify for the same property pool beginning in 2022 if they had a full first quarter of operations in 2021 within the legacy RPAI portfolio prior to the merger.
(2)Owned GLA represents gross leasable area owned by the Company and excludes the square footage of non-retail property components and development and redevelopment projects.
(3)Represents the number of multifamily units that the Company has an economic interest in.

1st Quarter 2022 Supplemental Financial and Operating Statistics	2

Kite Realty Group Trust
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	March 31, 2022	December 31, 2021
Assets:
Investment properties at cost	$7,627,581	$7,592,348
Less: accumulated depreciation	(950,737)	(884,809)
Net investment properties	6,676,844	6,707,539

Cash and cash equivalents	74,345	93,241
Tenant and other receivables, including accrued straight-line rent of $32,125 and $28,071, respectively	69,135	68,444
Restricted cash and escrow deposits	7,845	7,122
Deferred costs, net	512,411	541,518
Short-term deposits	125,000	125,000
Prepaid and other assets	96,281	84,826
Investments in unconsolidated subsidiaries	11,833	11,885
Total assets	$7,573,694	$7,639,575

Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$3,179,118	$3,150,808
Accounts payable and accrued expenses	124,193	184,982
Deferred revenue and other liabilities	306,268	321,419
Total liabilities	3,609,579	3,657,209

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	60,376	55,173

Shareholders’ Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 219,042,903 and 218,949,569 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	2,190	2,189
Additional paid-in capital	4,894,897	4,898,673
Accumulated other comprehensive income (loss)	22,811	(15,902)
Accumulated deficit	(1,021,317)	(962,913)
Total shareholders’ equity	3,898,581	3,922,047
Noncontrolling interests	5,158	5,146
Total equity	3,903,739	3,927,193
Total liabilities and shareholders’ equity	$7,573,694	$7,639,575

1st Quarter 2022 Supplemental Financial and Operating Statistics	3

Kite Realty Group Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Rental income	$189,858	$67,890
Other property-related revenue	2,224	1,051
Fee income	2,309	434
Total revenue	194,391	69,375

Expenses:
Property operating	25,928	10,269
Real estate taxes	26,859	9,400
General, administrative and other	13,309	7,276
Merger and acquisition costs	925	—
Depreciation and amortization	121,504	30,634
Total expenses	188,525	57,579

Gain on sales of operating properties, net	3,168	26,207

Operating income	9,034	38,003
Other (expense) income:
Interest expense	(25,514)	(12,242)
Income tax benefit of taxable REIT subsidiary	71	118
Equity in loss of unconsolidated subsidiaries	(314)	(318)
Other expense, net	(103)	(206)
Net (loss) income	(16,826)	25,355
Net loss (income) attributable to noncontrolling interests	22	(778)
Net (loss) income attributable to common shareholders	$(16,804)	$24,577

Net (loss) income per common share – basic and diluted	$(0.08)	$0.29

Weighted average common shares outstanding – basic	218,981,168	84,336,577
Weighted average common shares outstanding – diluted	218,981,168	84,446,989

Dividends declared per common share	$0.19	$0.15

1st Quarter 2022 Supplemental Financial and Operating Statistics	4

Kite Realty Group Trust
Same Property Net Operating Income (“NOI”)(1)
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021	Change

Number of properties in same property pool for the period(2)	178	178

Leased percentage at period end	93.6%	91.3%
Economic occupancy percentage(3)	90.4%	89.7%

Minimum rent	$140,234	$134,772
Tenant recoveries	39,526	39,173
Bad debt provision	(1,669)	(3,534)
Other income, net	2,526	1,741
Total revenue	180,617	172,152

Property operating expenses	(23,552)	(22,143)
Real estate taxes	(27,542)	(27,757)
Total expenses	(51,094)	(49,900)

Same Property NOI	$129,523	$122,252	5.9%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$129,523	$122,252
Prior period collection impact – same properties	1,964	5,658
Net operating income – non-same activity(4)	7,808	(78,638)
Total property NOI	139,295	49,272	182.7%
Other income, net	1,963	28
General, administrative and other	(13,309)	(7,276)
Merger and acquisition costs	(925)	—
Depreciation and amortization	(121,504)	(30,634)
Interest expense	(25,514)	(12,242)
Gain on sales of operating properties, net	3,168	26,207
Net loss (income) attributable to noncontrolling interests	22	(778)
Net (loss) income attributable to common shareholders	$(16,804)	$24,577
(1)Same Property NOI excludes properties that have not been owned for the full periods presented. However, due to the size of the RPAI portfolio acquired in the merger, the legacy RPAI properties have been deemed to qualify for the same property pool beginning in 2022 if they had a full first quarter of operations in 2021 within the legacy RPAI portfolio prior to the merger.
(2)Same Property NOI excludes (i) Glendale Town Center, which was reclassified from active redevelopment into our operating portfolio in December 2021, (ii) seven active development and redevelopment projects noted on page 13, (iii) Arcadia Village and Pebble Marketplace, which were acquired subsequent to January 1, 2021, and (iv) office properties and includes the legacy RPAI same property pool.
(3)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(4)Includes non-cash activity across the portfolio as well as NOI from properties not included in the same property pool, including properties sold during both periods.

1st Quarter 2022 Supplemental Financial and Operating Statistics	5

Kite Realty Group Trust
Net Operating Income and EBITDA by Quarter
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Revenue:
Minimum rent(1)	$139,137	$121,615	$49,497	$49,097	$49,801
Minimum rent – ground leases	10,634	7,129	3,663	3,656	4,038
Tenant reimbursements	39,836	33,870	15,186	14,308	15,389
Bad debt (expense) recovery	(571)	(1,636)	1,709	597	(1,420)
Other property-related revenue	1,124	450	258	336	549
Overage rent	822	324	161	332	82
Parking revenue, net(2)	534	552	320	152	(1)
Total revenue	191,516	162,304	70,794	68,478	68,438

Expenses:
Property operating – recoverable(3)	22,321	19,991	9,185	8,666	8,407
Property operating – non-recoverable(3)	3,237	4,237	1,001	1,229	1,547
Real estate taxes	26,663	22,764	8,444	8,343	9,212
Total expenses	52,221	46,992	18,630	18,238	19,166

NOI	139,295	115,312	52,164	50,240	49,272

Other (expense) income:
General, administrative and other	(13,309)	(10,307)	(8,241)	(8,159)	(7,276)
Fee income	2,309	98	195	515	434
Total other (expense) income	(11,000)	(10,209)	(8,046)	(7,644)	(6,842)

Adjusted EBITDA	128,295	105,103	44,118	42,596	42,430

Depreciation and amortization	(121,504)	(109,835)	(30,193)	(29,798)	(30,634)
Merger and acquisition costs	(925)	(76,564)	(9,198)	(760)	—
Interest expense	(25,514)	(23,061)	(12,878)	(12,266)	(12,242)
Equity in (loss) earnings of unconsolidated subsidiaries	(314)	342	(196)	(244)	(318)
Income tax benefit of taxable REIT subsidiary	71	2	91	100	118
Other (expense) income, net	(103)	166	168	227	(206)
Gain on sales of operating properties, net	3,168	3,692	1,260	50	26,207
Net (loss) income	(16,826)	(100,155)	(6,828)	(95)	25,355
Less: net loss (income) attributable to noncontrolling interests	22	1,974	(132)	(147)	(778)
Net (loss) income attributable to common shareholders	$(16,804)	$(98,181)	$(6,960)	$(242)	$24,577

NOI/Revenue – Retail properties	73.1%	71.6%	74.3%	74.0%	72.7%
NOI/Revenue	72.7%	71.0%	73.7%	73.4%	72.0%
Recovery Ratios(4)
– Retail properties	85.9%	84.7%	89.4%	88.1%	90.6%
– Consolidated	81.3%	79.2%	86.1%	84.1%	87.3%
(1)Minimum rent includes $0.8 million, $0.5 million, $33,000, $0.3 million, and $1.2 million of lease termination income for the three months ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021, and March 31, 2021, respectively.
(2)Parking revenue, net represents the net operating results of the Eddy Street Parking Garage, the Union Station Parking Garage, and the Pan Am Plaza Parking Garage.
(3)Recoverable expenses include recurring G&A expense of $3.7 million allocable to the property operations in the three months ended March 31, 2022, a portion of which is recoverable. Non-recoverable expenses primarily include ground rent, professional fees, and marketing costs.
(4)“Recovery Ratios” are computed by dividing tenant reimbursements by the sum of recoverable property operating expense and real estate tax expense.

1st Quarter 2022 Supplemental Financial and Operating Statistics	6

Kite Realty Group Trust
Funds From Operations (“FFO”)(1)(2)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021

Net (loss) income	$(16,826)	$25,355
Less: net income attributable to noncontrolling interests in properties	(144)	(132)
Less: gain on sales of operating properties, net	(3,168)	(26,207)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	121,847	30,971
FFO of the Operating Partnership(1)	101,709	29,987
Less: Limited Partners’ interests in FFO	(1,118)	(870)
FFO attributable to common shareholders(1)	$100,591	$29,117
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.46	$0.35
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.46	$0.34

FFO of the Operating Partnership(1)	$101,709	$29,987
Add: merger and acquisition costs	925	—
Less: prior period collection impact	(1,096)	(209)
FFO, as adjusted, of the Operating Partnership	$101,538	$29,778
FFO, as adjusted, per share of the Operating Partnership – basic	$0.46	$0.34
FFO, as adjusted, per share of the Operating Partnership – diluted	$0.46	$0.34

Weighted average common shares outstanding – basic	218,981,168	84,336,577
Weighted average common shares outstanding – diluted	220,202,896	84,446,989

Weighted average common shares and units outstanding – basic	221,428,198	86,862,153
Weighted average common shares and units outstanding – diluted	222,649,925	86,972,566

FFO, as defined by NAREIT, per diluted share/unit
Net (loss) income	$(0.08)	$0.29
Less: net income attributable to noncontrolling interests in properties	—	—
Less: gain on sales of operating properties, net	(0.01)	(0.30)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.55	0.36
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit(1)(2)	$0.46	$0.34
Add: merger and acquisition costs	—	—
Less: prior period collection impact	—	—
FFO, as adjusted, of the Operating Partnership per diluted share/unit(2)	$0.46	$0.34

Reconciliation of FFO, as adjusted, to Adjusted Funds from Operations (AFFO)
FFO, as adjusted, of the Operating Partnership	$101,538	$29,778
Less (add): non-cash income adjustments	6,329	(1,778)
Less: maintenance capital expenditures	3,719	167
Less: tenant-related capital expenditures(3)	13,010	2,061
Total Recurring AFFO of the Operating Partnership	$78,480	$29,328
(1)“FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
(2)Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
(3)Excludes landlord work, tenant improvements and leasing commissions related to development and redevelopment projects.

1st Quarter 2022 Supplemental Financial and Operating Statistics	7

Kite Realty Group Trust
Joint Venture Summary as of March 31, 2022
(dollars in thousands)

Consolidated Investments
Investments	Total Debt	Partner Economic Ownership Interest(1)	Partner Share of Debt	Partner Share of Annual Income

Delray Marketplace	$28,893	2%	$578	$—
Crossing at Killingly Commons	—	10%	—	528
One Loudoun – Pads G&H Residential	—	10%	—	48
Total	$28,893		$578	$576

Unconsolidated Investments
Investments	Retail GLA	Multifamily Units	Total Debt	KRG Economic Ownership Interest	KRG Share of Debt	KRG Investment	KRG Share of Quarterly EBITDA	KRG Share of Quarterly EBITDA Annualized

Three Property Retail Portfolio	416,576	—	$51,890	20%	$10,378	$7,899	$302	$1,208
Glendale Center Apartments	—	267	22,372	11.5%	2,573	1,434	40	160
Embassy Suites at Eddy Street Commons	—	—	33,634	35%	11,772	—	78	312
The Corner (development)	24,000	285	15,487	50%	7,744	—	—	—
Other investments	—	—	—	—%	—	2,500	34	136
Total	440,576	552	$123,383		$32,467	$11,833	$454	$1,816
(1)Economic ownership % represents the partner’s share of cash flow.

1st Quarter 2022 Supplemental Financial and Operating Statistics	8

Kite Realty Group Trust
Key Debt Metrics as of March 31, 2022
(dollars in thousands)

Senior Unsecured Notes Covenants
	March 31, 2022	Debt Covenant Threshold(1)

Total debt to undepreciated assets	38%	<60%

Secured debt to undepreciated assets	4%	<40%

Undepreciated unencumbered assets to unsecured debt	272%	>150%

Debt service coverage	4.2x	>1.5x

Unsecured Credit Facility Covenants
	March 31, 2022	Debt Covenant Threshold(1)

Maximum leverage	39%	<60%

Minimum fixed charge coverage	3.9x	>1.50x

Secured indebtedness	4.5%	<45%

Unsecured debt interest coverage	4.2x	>1.75x

Unsecured leverage	37.2%	<60%

Senior Unsecured Debt Ratings

Moody's Investors Service	Baa3/Stable
Standard & Poor's Rating Services	BBB-/Stable
Fitch Ratings	BBB/Stable

Liquidity

Cash, cash equivalents and short-term deposits	$199,345
Availability under unsecured credit facility	713,500
	$912,845

Unencumbered NOI as a % of Total NOI	89%

(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes and Unsecured Credit Facility, as well as definitions of the terms, refer to the Company’s filing with the SEC.

Net Debt to EBITDA
Company's consolidated debt and share of unconsolidated debt		$3,161,907
Less: cash, cash equivalents, restricted cash, and short-term deposits		(207,190)
		$2,954,717
Q1 2022 EBITDA, Annualized:
– Consolidated EBITDA	$513,180
– Unconsolidated EBITDA(1)	1,816
– Minority interest EBITDA(1)	(576)	514,420
Ratio of Company share of Net Debt to EBITDA		5.7x
(1)See page 8 for details.

1st Quarter 2022 Supplemental Financial and Operating Statistics	9

Kite Realty Group Trust
Summary of Outstanding Debt as of March 31, 2022
(dollars in thousands)

Total Outstanding Debt	Amount Outstanding	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity

Fixed rate debt(1)	$2,811,125	89%	4.00%	4.4
Variable rate debt(2)	318,893	10%	3.11%	4.3
Debt discounts, premiums and issuance costs, net	49,100	N/A	N/A	N/A
Total consolidated debt	3,179,118	99%	3.90%	4.4
KRG share of unconsolidated debt	32,467	1%	4.49%	7.3
Total	$3,211,585	100%	3.91%	4.4

Schedule of Maturities by Year
	Secured Debt
	Scheduled Principal Payments	Term Maturities	Unsecured Debt(3)	Total Consolidated Debt	Total Unconsolidated Debt	Total Debt Outstanding

2022	$2,553	$83,520	$—	$86,073	$44	$86,117
2023	2,600	220,499	295,000	518,099	270	518,369
2024	2,721	—	269,635	272,356	2,855	275,211
2025	2,848	—	430,000	432,848	11,176	444,024
2026	2,981	—	550,000	552,981		552,981
2027 and beyond	30,181	2,480	1,235,000	1,267,661	18,122	1,285,783
Debt discounts, premiums and issuance costs, net	—	1,600	47,500	49,100	—	49,100
Total	$43,884	$308,099	$2,827,135	$3,179,118	$32,467	$3,211,585
(1)Fixed rate debt includes the portion of variable rate debt that has been hedged by interest rate swaps. As of March 31, 2022, $720.0 million in variable rate debt is hedged to a fixed rate for a weighted average of 3.0 years.
(2)Variable rate debt includes the portion of fixed rate debt that has been hedged by interest rate swaps. As of March 31, 2022, $155.0 million in fixed rate debt is hedged to a floating rate for a weighted average of 3.4 years.
(3)This presentation reflects the Company’s exercise of its option to extend the maturity date of its unsecured credit facility by one year to January 8, 2027. The ability to exercise this option is subject to certain customary conditions, which the Company does not unilaterally control.

($ In millions)
$800
$700
$600
$500
$400
$300
$200
$100
$0
83.5
221.2
95.0
200.0
2.6
149.6
120.0
11.8
430.0
400.0
150.0
135.0
23.5
250.0
10.4
100.0
250.0
100.0
7.9
400.0
10.7
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
Line of Credit
Mortgage Debt
Unconsolidated
Unsecured Debt
Unsecured Term Loans

(1) Chart excludes annual principal payments and net premiums on fixed rate debt.

1st Quarter 2022 Supplemental Financial and Operating Statistics	10

Kite Realty Group Trust
Maturity Schedule of Outstanding Debt as of March 31, 2022
(dollars in thousands)

Description	Interest Rate(1)	Maturity Date	Balance as of March 31, 2022	% of Total Outstanding

Saxon Crossing	4.65%	7/1/2022	$11,400
Shops at Moore	4.29%	9/1/2022	21,300
Shops at Julington Creek	4.60%	9/1/2022	4,785
Centre Point Commons	4.34%	10/1/2022	14,410
Miramar Square	4.16%	12/1/2022	31,625
2022 Debt Maturities			83,520	3%

Centennial Gateway	3.81%	1/1/2023	23,962
Gateway Village	4.14%	1/1/2023	30,768
Centennial Center	3.83%	1/6/2023	70,455
Eastern Beltway	3.83%	1/6/2023	34,100
The Corner (AZ)	4.10%	3/1/2023	14,750
Chapel Hill	3.78%	4/1/2023	18,250
Delray Marketplace(2)	LIBOR + 160	8/4/2023	28,893
Senior Unsecured Note	4.23%	9/10/2023	95,000
Unsecured Term Loan(3)	4.10%	11/22/2023	200,000
2023 Debt Maturities			516,178	16%

Senior Unsecured Note	4.58%	6/30/2024	149,635
Unsecured Term Loan(4)	2.88%	7/17/2024	120,000
2024 Debt Maturities			269,635	8%

Senior Unsecured Note	4.00%	3/15/2025	350,000
Senior Unsecured Note(5)	LIBOR + 365	9/10/2025	80,000
2025 Debt Maturities			430,000	13%

Unsecured Term Loan(6)	2.97%	7/17/2026	150,000
Senior Unsecured Note	4.08%	9/30/2026	100,000
Senior Unsecured Note	4.00%	10/1/2026	300,000
2026 Debt Maturities			550,000	17%

Unsecured Credit Facility(7)	LIBOR + 110	1/8/2027	135,000
Senior Unsecured Exchangeable Notes	0.75%	4/1/2027	175,000
Northgate North	4.50%	6/1/2027	23,479
Senior Unsecured Note(5)	LIBOR + 375	9/10/2027	75,000
Unsecured Term Loan(8)	5.09%	10/24/2028	250,000
Senior Unsecured Note	4.24%	12/28/2028	100,000
Senior Unsecured Note	4.82%	6/28/2029	100,000
Rampart Commons	5.73%	6/10/2030	7,911
Senior Unsecured Note	4.75%	9/15/2030	400,000
The Shoppes at Union Hill	3.75%	6/1/2031	10,746
Nora Plaza Shops	3.80%	2/1/2032	3,549
2027 and beyond Debt Maturities			1,280,685	40%
Debt discounts, premiums and issuance costs, net			49,100
Total debt per consolidated balance sheet			$3,179,118	99%

KRG share of unconsolidated debt
Embassy Suites at Eddy Street Commons	LIBOR + 250	7/1/2025	$11,772
Glendale Center Apartments	LIBOR + 280	5/31/2024	2,573
Three Property Retail Portfolio	4.09%	7/1/2028	10,378
The Corner (development)	4.61%	8/15/2038	7,744
Total KRG share of unconsolidated debt			32,467	1%
Total consolidated and KRG share of unconsolidated debt			$3,211,585
(1)At March 31, 2022, one-month LIBOR was 0.45% and three-month LIBOR was 0.96%.
(2)Property is held in a joint venture. The loan is guaranteed by Kite Realty Group, LP.
(3)Term loan is hedged to a fixed rate of 2.85% plus a credit spread of 1.25%.
(4)Term loan is hedged to a fixed rate of 1.68% plus a credit spread of 1.20%.
(5)Notes due 2025 are hedged to a floating rate until September 10, 2025. Notes due 2027 are hedged to a floating rate until September 10, 2025 and revert back to a fixed rate of 4.57% until maturity in 2027.
(6)Term loan is hedged to a fixed rate of 1.77% plus a credit spread of 1.20%.
(7)Assumes the Company exercises its option to extend the maturity date by one year to 2027.
(8)Assumes the Company exercises three one-year options to extend the maturity date to 2028. Term loan is hedged to a fixed rate of 5.09% until the initial maturity of October 24, 2025. Term loan interest rate reverts back to a floating rate of LIBOR plus 2.00% beyond the initial maturity date.

1st Quarter 2022 Supplemental Financial and Operating Statistics	11

Kite Realty Group Trust
Acquisitions and Dispositions
(dollars in thousands)
Acquisitions

Property Name	Acquisition Date	Metropolitan Statistical Area (MSA)	Property Type	GLA	Acquisition Price

Pebble Marketplace	February 16, 2022	Las Vegas, NV	Multi-tenant retail	85,796	$44,100
MacArthur Crossing	April 13, 2022	Dallas/Fort Worth	Two-tenant building	56,077	21,920

			Total acquisitions	141,873	$66,020

Dispositions

Property Name	Disposition Date	MSA	Property Type	GLA	Sales Price

Hamilton Crossing Centre	January 26, 2022	Indianapolis	Redevelopment	—	$6,900

			Total dispositions	—	$6,900

1st Quarter 2022 Supplemental Financial and Operating Statistics	12

Kite Realty Group Trust
Development and Redevelopment Projects
(dollars in thousands)

Project	MSA	KRG Ownership %	Projected Completion Date(1)	Total Commercial GLA	Total Multifamily Units	Total Project Costs(2)	KRG Equity Requirement(2)	KRG Remaining Spend	Estimated Stabilized NOI to KRG	Estimated Remaining NOI to Come Online(3)

Active Projects
Shoppes at Quarterfield	Washington, D.C./Baltimore	100%	Q2 2022	58,000	—	$4,800	$4,800	$3,200	$1.0M–$1.1M	$0.0M–$0.1M

One Loudoun – Residential	Washington, D.C./Baltimore	90%	Q2 2022	—	378	11,500	11,500	2,200	$6.3M–$6.5M	$3.8M–$4.0M

Circle East	Washington, D.C./Baltimore	100%	Q3 2022	82,000	370	15,100	15,100	14,300	$1.9M–$2.2M	$1.1M–$1.4M

One Loudoun – Pads G&H Commercial	Washington, D.C./Baltimore	100%	Q2 2023	67,000	—	10,200	10,200	8,600	$1.7M–$2.1M	$0.1M–$0.5M

The Landing at Tradition – Phase II	Port St. Lucie, FL	100%	Q2 2023	39,900	—	10,900	10,900	10,500	$1.1M–$1.2M	$0.6M–$0.7M

Carillon MOB	Washington, D.C./Baltimore	100%	Q4 2024	126,000	—	59,700	59,700	52,400	$3.5M–$4.0M	$3.1M–$3.6M

The Corner – IN(4)	Indianapolis, IN	50%	Q4 2024	24,000	285	63,900	—	—	$1.7M–$1.9M	$1.7M–$1.9M
Total				396,900	1,033	$176,100	$112,200	$91,200	$17.2M–$19.0M	$10.4M–$12.2M

Future Opportunities(5)
Hamilton Crossing Centre – Phase II	Indianapolis, IN	Addition of mixed-use (multifamily, office and retail) components adjacent to the Republic Airways headquarters.
Carillon	Washington, D.C./Baltimore	Potential of 1.2 million square feet of commercial GLA and 3,000 multifamily units for additional expansion.
One Loudoun	Washington, D.C./Baltimore	Potential of 2.9 million square feet of commercial GLA for additional expansion.
Main Street Promenade	Chicago, IL	Potential of 10,000 square feet of commercial GLA and 47 multifamily units for additional expansion.
Downtown Crown	Washington, D.C./Baltimore	Potential of 42,000 square feet of commercial GLA for additional expansion.
(1)Completion date represents the earlier of one year after completion of project construction or substantial occupancy of the property.
(2)Total project costs and KRG equity requirement represent costs to KRG post-merger and exclude any costs spent to date prior to the merger.
(3)Estimated remaining NOI to come online excludes in-place NOI and NOI related to tenants that have signed leases but have not yet commenced paying rent.
(4)KRG does not have any equity requirements related to this development. Total project costs are at 100% and are net of a $13.5 million TIF.
(5)These opportunities are deemed potential at this time and are subject to various contingencies, many of which could be beyond the Company’s control.

1st Quarter 2022 Supplemental Financial and Operating Statistics	13

Kite Realty Group Trust
Geographic Diversification – ABR by Region and State as of March 31, 2022
(dollars in thousands)

		Total Retail Operating Portfolio			Total Office Components
Region/State	Number of Properties(1)	Owned GLA/NRA(2)	Total Weighted ABR(3)	% of Weighted ABR(3)	Owned GLA/NRA(2)	Total Weighted ABR(3)	% of Weighted ABR(3)
South
Texas	45	7,732	$143,165	23.9%	432	$10,948	1.8%
Florida	29	3,514	59,666	10.0%	38	1,071	0.2%
Maryland	7	1,620	33,798	5.6%	224	3,314	0.6%
North Carolina	8	1,537	30,783	5.1%	—	—	—%
Virginia	7	1,115	28,358	4.7%	158	5,012	0.9%
Georgia	10	1,707	25,759	4.3%	—	—	—%
Tennessee	3	580	8,228	1.4%	—	—	—%
Oklahoma	3	505	7,504	1.3%	—	—	—%
South Carolina	2	258	3,076	0.5%	—	—	—%
Total South	114	18,568	340,337	56.8%	852	20,345	3.5%

West
Washington	10	1,683	30,368	5.1%	—	—	—%
Nevada	5	850	26,501	4.4%	—	—	—%
California	3	655	15,716	2.6%	—	—	—%
Arizona	5	726	14,565	2.4%	—	—	—%
Utah	2	392	7,767	1.3%	—	—	—%
Total West	25	4,306	94,917	15.8%	—	—	—%

Midwest
Indiana	16	1,633	28,944	4.8%	369	7,135	1.2%
Illinois	9	1,266	26,319	4.4%	163	4,208	0.7%
Michigan	1	308	6,753	1.1%	—	—	—%
Missouri	1	453	4,145	0.7%	—	—	—%
Ohio	1	236	1,912	0.3%	—	—	—%
Total Midwest	28	3,896	68,073	11.3%	532	11,343	1.9%

Northeast
New York	8	1,083	34,412	5.7%	174	7,527	1.3%
New Jersey	4	343	11,149	1.9%	—	—	—%
Massachusetts	1	272	5,522	0.9%	—	—	—%
Connecticut	1	206	3,625	0.6%	—	—	—%
Pennsylvania	1	136	1,982	0.3%	—	—	—%
Total Northeast	15	2,040	56,690	9.4%	174	7,527	1.3%

Total	182	28,810	$560,017	93.3%	1,558	$39,215	6.7%
(1)Number of properties represents consolidated and unconsolidated retail properties and the Company’s single standalone office property in Indianapolis, IN.
(2)Owned GLA/NRA represents gross leasable area owned by the Company and excludes the square footage of development and redevelopment projects.
(3)Weighted ABR and percent of weighted ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.

1st Quarter 2022 Supplemental Financial and Operating Statistics	14

Kite Realty Group Trust
Top 25 Tenants by ABR as of March 31, 2022
(dollars in thousands, except per square foot data)
This table includes the Company’s retail operating properties.

	Tenant	Primary DBA/ Number of Stores	Number of Stores(1)	Total Leased GLA/NRA(2)	ABR(3)	% of Weighted ABR(4)

1	The TJX Companies, Inc.	T.J. Maxx (18), Marshalls (12), HomeGoods (10), Homesense (2), T.J. Maxx & HomeGoods combined (2)	44	1,296	$14,065	2.5%

2	Best Buy Co., Inc.	Best Buy (15), Pacific Sales (1)	16	633	11,145	2.0%

3	PetSmart, Inc.		32	657	10,486	1.9%

4	Ross Stores, Inc.	Ross Dress for Less	31	885	10,330	1.8%

5	Michaels Stores, Inc.	Michaels	29	651	8,736	1.6%

6	Bed Bath & Beyond Inc.	Bed Bath & Beyond (14), buybuy BABY (9)	23	613	8,382	1.5%

7	Gap Inc.	Old Navy (25), The Gap (3), Banana Republic (3), Athleta (2)	33	451	8,113	1.4%

8	Dick’s Sporting Goods, Inc.	Dick’s Sporting Goods (11), Golf Galaxy (1)	12	591	7,236	1.3%

9	Publix Super Markets, Inc.		14	669	6,884	1.2%

10	Lowe’s Companies, Inc.		7	168	6,488	1.2%

11	Albertsons Companies, Inc.	Safeway (4), Jewel-Osco (3), Tom Thumb (2)	9	481	6,437	1.1%

12	The Kroger Co.	Kroger (6), Harris Teeter (2), QFC (1), Smith’s (1)	10	355	5,753	1.0%

13	Petco Health And Wellness Company, Inc.		22	299	5,346	1.0%

14	Ulta Beauty, Inc.		24	248	5,154	0.9%

15	Total Wine & More		13	305	5,069	0.9%

16	BJ’s Wholesale Club, Inc.		2	115	4,939	0.9%

17	Five Below, Inc.		29	258	4,901	0.9%

18	Kohl’s Corporation		7	361	4,865	0.9%

19	Burlington Stores, Inc.		8	445	4,496	0.8%

20	Ahold U.S.A. Inc.	Stop & Shop (3), Giant Foods (1)	4	239	4,464	0.8%

21	DSW Designer Shoe Warehouse		16	314	4,452	0.8%

22	Office Depot, Inc.	Office Depot (11), OfficeMax (3)	14	308	4,376	0.8%

23	Mattress Firm Group Inc.	Mattress Firm (26), Sleepy’s (5)	31	153	4,319	0.8%

24	Party City Holdings Inc.		18	263	4,093	0.7%

25	Fitness International, LLC		5	205	4,092	0.7%
	Total Top Tenants		453	10,963	$164,621	29.4%
(1)Number of stores represents stores at consolidated and unconsolidated properties.
(2)Total leased GLA/NRA excludes the square footage of structures located on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent for March 31, 2022, for each applicable tenant multiplied by 12 and does not include tenant reimbursements. ABR represents 100% of the ABR at consolidated properties and the Company’s share of the ABR at unconsolidated properties excluding ground lease rent.
(4)Percent of weighted ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.

1st Quarter 2022 Supplemental Financial and Operating Statistics	15

Kite Realty Group Trust
Retail Leasing Spreads

			Comparable Space(1)(2)
Category	Total Leases(1)	Total Sq. Ft.(1)	Leases	Sq. Ft.	Prior Rent PSF(3)	New Rent PSF(4)	Cash Rent Spread	TI, LL Work, Lease Commissions PSF(5)

New Leases – Q1 2022	72	326,957	26	91,064	$19.95	$31.66	58.7%
New Leases – Q4 2021	47	236,615	23	134,201	19.76	25.18	27.4%
New Leases – Q3 2021	38	239,157	17	124,864	13.47	16.23	20.6%
New Leases – Q2 2021	27	159,497	11	35,612	25.86	30.95	19.7%
Total	184	962,226	77	385,741	$18.33	$24.35	32.8%	$72.58

Renewals – Q1 2022	110	727,006	79	588,368	$18.16	$19.77	8.9%
Renewals – Q4 2021	85	690,450	60	515,802	16.08	17.41	8.3%
Renewals – Q3 2021	44	345,663	33	220,843	18.68	20.63	10.4%
Renewals – Q2 2021	46	478,498	39	395,202	14.93	16.05	7.5%
Total	285	2,241,617	211	1,720,215	$16.86	$18.32	8.7%	$0.77

Total – Q1 2022	182	1,053,963	105	679,432	$18.40	$21.36	16.1%
Total – Q4 2021	132	927,065	83	650,003	16.84	19.02	12.9%
Total – Q3 2021	82	584,820	50	345,707	16.79	19.04	13.4%
Total – Q2 2021	73	637,995	50	430,814	15.83	17.28	9.2%
Total	469	3,203,843	288	2,105,956	$17.13	$19.42	13.4%	$13.92
(1)Excludes office and ground leases. Comparable space leases on this table are included for second generation retail spaces. Comparable leases represent those leases for which there was a former tenant within the last 12 months.
(2)Comparable renewals exclude leases with terms 24 months or shorter.
(3)Prior rent represents minimum rent, if any, paid by the prior tenant in the final 12 months of the term. All amounts reported at lease execution.
(4)Contractual rent represents contractual minimum rent per square foot for the first 12 months of the lease.
(5)Includes redevelopment costs for tenant-specific landlord work and tenant allowances provided to tenants.

1st Quarter 2022 Supplemental Financial and Operating Statistics	16

Kite Realty Group Trust
Lease Expirations as of March 31, 2022
(dollars in thousands, except per square foot data)
These tables include the following:
▪Operating retail properties;
▪Operating office properties; and
▪Development/redevelopment property tenants open for business who have commenced paying rent as of March 31, 2022.

Retail Portfolio
		Expiring GLA – Retail(2)				Expiring ABR per Sq. Ft.(3)
	Number of Expiring Leases(1)	Shop Tenants	Anchor Tenants	Expiring ABR (Pro-rata)	% of Total ABR (Pro-rata)	Shop Tenants	Anchor Tenants	Total

2022	402	892,337	795,106	$33,531	6.4%	$28.56	$10.22	$19.90
2023	591	1,387,264	2,557,662	78,005	14.9%	30.40	14.04	19.79
2024	595	1,380,744	2,575,566	76,604	14.6%	32.11	13.36	20.14
2025	452	1,072,978	2,541,030	64,991	12.4%	30.56	12.97	18.23
2026	438	989,332	2,359,691	63,512	12.1%	30.74	14.36	19.27
2027	378	897,842	2,156,859	56,391	10.8%	30.01	13.82	18.60
2028	182	447,736	1,047,933	30,451	5.8%	33.81	14.66	20.38
2029	161	387,430	1,111,043	31,130	5.9%	32.57	16.78	20.83
2030	126	382,710	539,346	19,163	3.7%	28.69	15.54	20.94
2031	129	339,693	655,504	20,991	4.0%	31.69	15.76	21.16
Beyond	193	449,250	2,093,253	49,439	9.4%	31.89	17.11	19.67
	3,647	8,627,316	18,432,993	$524,208	100.0%	$30.83	$14.31	$19.61

Office Portfolio
		Expiring GLA(2)
	Number of Expiring Office Leases(1)	Office Tenants	Expiring Office ABR	% of Total Office ABR	Expiring Office ABR per Sq. Ft.(3)

2022	35	329,935	$7,825	20.0%	$23.72
2023	35	126,396	3,903	10.0%	30.88
2024	40	227,209	6,124	15.6%	26.95
2025	13	164,133	3,492	8.9%	21.28
2026	13	66,843	2,044	5.2%	30.58
2027	14	79,394	2,426	6.2%	30.55
2028	5	112,519	2,951	7.5%	26.23
2029	5	75,943	2,813	7.2%	37.04
2030	4	41,061	910	2.3%	22.17
2031	4	121,003	3,357	8.5%	27.74
Beyond	4	90,599	3,369	8.6%	37.19
	172	1,435,035	$39,214	100.0%	$27.33
(1)Lease expiration table reflects rents in place as of March 31, 2022 and does not include option periods; 2022 expirations include 68 month-to-month retail tenants and five month-to-month office tenants. This column also excludes ground leases.
(2)Expiring GLA excludes estimated square footage attributable to non-owned structures on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent as of March 31, 2022 for each applicable tenant multiplied by 12. Excludes tenant reimbursements and ground lease revenue.

1st Quarter 2022 Supplemental Financial and Operating Statistics	17

Kite Realty Group Trust
Components of Net Asset Value as of March 31, 2022
(dollars in thousands)

Cash Net Operating Income (NOI)		Page	Other Assets(3)		Page

GAAP property NOI (incl. ground lease revenue)	$139,295	6	Cash, cash equivalents and restricted cash	$82,190	3
Below-market lease intangibles, net	(584)		Short-term deposits	125,000	3
Straight-line rent	(4,045)		Tenant and other receivables (net of SLR)	37,010	3
Other property-related revenue	(1,124)	6	Prepaid and other assets	96,281	3
Ground lease (“GL”) revenue	(10,634)	6
Consolidated Cash Property NOI (excl. GL)	$122,908

Annualized Consolidated Cash Property NOI (excl. ground leases)	$491,632

Adjustments To Normalize Annualized Cash NOI			Liabilities

Remaining NOI to come online from development and redevelopment projects(1)	$11,334	13	Mortgage and other indebtedness, net	$(3,130,018)	3
Unconsolidated EBITDA	1,816	8	Pro rata adjustment for joint venture debt	(31,889)	8
General and administrative expense allocable to property management activities included in property expenses ($3.7 million in Q1)	14,800	6, note 3	Accounts payable and accrued expenses	(124,193)	3
Total Adjustments	27,950		Other liabilities	(306,268)	3
			Noncontrolling redeemable joint venture interest	(10,070)
			Projected remaining under construction development/redevelopment(2)	(91,200)	13
Annualized Normalized Portfolio Cash NOI (excl. ground leases)	$519,582
Annualized ground lease NOI	42,536
Total Annualized Portfolio Cash NOI	$562,118		Common shares and Units outstanding	221,559,185
(1)Excludes the projected cash NOI and related cost from the future opportunities outlined on page 13.
(2)Remaining costs on page 13 for development projects.
(3)Excludes construction in progress and entitled land held for development.

1st Quarter 2022 Supplemental Financial and Operating Statistics	18

Kite Realty Group Trust
Non-GAAP Financial Measures
Funds from Operations
Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO excludes the 2021 gain on sale of the ground lease portfolios as these sales were part of our capital strategy distinct from our ongoing operating strategy of selling individual land parcels from time to time. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement.
From time to time, the Company may report or provide guidance with respect to “FFO as adjusted” which starts with FFO, as defined by NAREIT, and then removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, merger and acquisition costs, the impact on earnings from employee severance, the excess of redemption value over carrying value of preferred stock redemption, and the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”), which are not otherwise adjusted in the Company’s calculation of FFO.
Adjusted Funds from Operations
Adjusted Funds from Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the real estate industry. AFFO modifies FFO for certain cash and non-cash transactions that are not included in FFO. AFFO should not be considered an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. Management considers AFFO a useful supplemental measure of the Company’s performance. The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net income (calculated in accordance with GAAP) to AFFO is included elsewhere in this Financial Supplement.
Net Operating Income and Same Property Net Operating Income
The Company uses property net operating income (“NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses, including merger and acquisition costs. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.
The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. However, due to the size of the Retail Properties of America, Inc. (“RPAI”) portfolio acquired in the merger with RPAI, which closed in October 2021, (the “Merger”), the legacy RPAI properties have been deemed to qualify for the same property pool beginning in 2022 if they had a full quarter of operations in 2021 within the legacy RPAI portfolio prior to the Merger. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant.

1st Quarter 2022 Supplemental Financial and Operating Statistics	19

Kite Realty Group Trust
Non-GAAP Financial Measures (continued)
Net Operating Income and Same Property Net Operating Income (continued)
The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
In order to provide meaningful comparative information across periods that, in some cases, predate the Merger, all information regarding the performance of the same property pool is presented as though the Merger was consummated on January 1, 2021 (i.e., as though the properties owned by RPAI prior to the Merger that are included in our same property pool had been owned by the Company for the entirety of all comparison periods for which same property pool information is presented). NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. The properties acquired in the Merger with RPAI qualify for the same property pool beginning in 2022 if they had a full first quarter of operations in 2021 within the legacy RPAI portfolio prior to the Merger. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three months ended March 31, 2022, the same property pool excludes (i) Glendale Town Center, which was reclassified from active redevelopment into our operating portfolio in December 2021, (ii) seven active development and redevelopment projects, (iii) Arcadia Village and Pebble Marketplace, which were acquired subsequent to January 1, 2021, and (iv) office properties.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Net Debt to EBITDA
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiary, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of the Company’s operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.

1st Quarter 2022 Supplemental Financial and Operating Statistics	20